Exhibit 99.1

QR ENERGY, LP
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed financial statements of QR Energy, LP (“QR Energy”) reflect the unaudited and audited historical results of QR Energy and QA Holdings, LP (the “Predecessor”) on a pro forma basis to give effect to the acquisition of certain assets and the assumption of certain liabilities from Quantum Resources Funds (“QRF” or the “Fund”) for convertible preferred units and the assumption of $227 million in debt and $7.3 million of other liabilities (the “Transaction”).

The Transaction

Effective October 1, 2011, QR Energy issued to QRF $350 million (par value) of convertible preferred units and assumed $227 million in debt of QRF under an approved increase in QR Energy’s borrowing base for certain assets acquired by our Predecessor relating to its Denbury and Melrose acquisitions in 2010 and other selected oil and natural gas properties previously acquired as described in more detail below.

The Predecessor’s Denbury and Melrose Acquisitions.

Quantum Resources Management LLC (Quantum Resources”), a wholly owned subsidiary of the Predecessor, signed a purchase and sale agreement on March 31, 2010 to acquire certain oil and natural gas properties from Denbury Resources, Inc. for $893 million with an effective date of May 1, 2010. The transaction closed on May 14, 2010 and was funded with cash from the proceeds of a combination of equity contributions (cash calls to the Fund’s partners) and debt. In connection with QR Energy’s initial public offering of common units in December 2010, a portion of the Denbury oil and gas interests was contributed to QR Energy as the initial contribution. The remaining Denbury oil and gas assets are now part of the assets being acquired from QRF (the “Contribution”)

On December 21, 2010, Quantum Resources acquired certain oil and natural gas properties from Melrose Energy Company (“Melrose”) for $62 million. The Melrose oil and gas assets are part of the assets being acquired from QRF in the Transaction.

The Predecessor’s Previously Acquired Properties.

The Transaction also includes certain oil and natural gas properties acquired prior to 2010.

Other Transaction Items.

The Transaction also includes the novation of certain commodity and interest rate derivative contracts and the assumption of gas imbalance liabilities, suspended revenues and retirement obligations relating to the oil and gas properties described above.

QR Energy, the Predecessor and QRF are entities under common control. As a result, the Transaction will be accounted for as a transaction between entities under common control whereby the assets and liabilities transferred will be recorded by QR Energy at the historical book value of QRF without any adjustment to current market values.

Pro Forma Financial Statements

The unaudited pro forma condensed balance sheet of QR Energy as of June 30, 2011 is based on the unaudited historical consolidated balance sheet of QR Energy and includes pro forma adjustments to give effect to the Transaction as if it occurred on June 30, 2011. This presentation is derived by the inclusion of the balance sheets of QR Energy and the Predecessor less the balance sheet impact of properties retained by the Predecessor after the Transaction has been completed. Additional adjustments are also included to indicate the costs of the Transaction and the impact of our issuance of Class C Convertible Preferred Units.

The unaudited pro forma condensed statements of operations of QR Energy are based on the unaudited historical consolidated statements of operations of QR Energy for the six months ended June 30, 2011 and the audited historical consolidated statement of operations of QR Energy and the Predecessor for the year ended December 31, 2010, each period having been adjusted to give effect to the Denbury and Melrose acquisitions and the Transaction as if they had occurred on January 1, 2010.

For the year ended December 31, 2010 pro forma condensed statements of operations we have combined QR Energy’s statement of operations for the 10-day period December 22, 2010 through December 31, 2010 with the Predecessor’s pro forma contributed statement of operations and other adjustments to indicate the ongoing annual impact to QR Energy’s results of operations from the Transaction. The pro forma contributed statement of operations is based on the historical operating results of the Predecessor with adjustments to properly reflect results as if all properties were owned for the full calendar year 2010 less the results of properties retained by the Predecessor.

For the six months ended June 30, 2011 pro forma condensed statements of operations we have combined QR Energy’s statement of operations for this six month period with the same for the Predecessor less the results for properties retained by the Predecessor. Other adjustments were also made to indicate the ongoing six month impact to QR Energy’s results of operations from the Transaction.

The unaudited pro forma condensed financial statements have been prepared on the basis that QR Energy is a partnership for federal income tax purposes. The unaudited pro forma condensed financial statements should be read in conjunction with the notes accompanying these unaudited pro forma condensed financial statements and with the unaudited and audited historical consolidated financial statements and related notes of the Predecessor and QR Energy, included or incorporated as exhibits to the Current Report.

The pro forma adjustments to the unaudited and audited historical financial statements are based upon currently available information and certain estimates and assumptions. The actual effect of the Transaction discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the Transaction as currently contemplated and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the Transaction, and reflect those items expected to have a continuing impact on QR Energy.

The unaudited pro forma condensed financial statements of QR Energy are not necessarily indicative of the results that actually would have occurred if QR Energy had completed the Denbury and Melrose acquisitions and the Transaction on the dates indicated or which could be achieved in the future. Production and reserves, as well as costs and expenses, associated with the Denbury and Melrose acquisitions properties as operated by the Predecessor differ significantly from those characteristics when such properties were operated by previous management. During the periods presented, the Denbury and Melrose acquisitions properties were not accounted for as separate entities. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the specific properties acquired.

QR ENERGY, LP
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
June 30, 2011
(In thousands)

	QR Energy, LP	Predecessor					QR Energy, LP
ASSETS	Historical	Historical	Retained Operations (a)		Pro Forma Contribution		Pro Forma	Transaction Related Adjustments		Pro Forma As Adjusted
Current assets:
Cash and cash equivalents	$152	$40,238	$(40,238)		$-		$152	$-		$152
Accounts receivable	14,587	33,108	(33,108)		-		14,587	-		14,587
Due from affiliate	11,804	-	-		-		11,804	-		11,804
Derivative instruments	7,141	10,174	(1,133)		9,041	(b)	16,182	-		16,182
Prepaid and other current assets	701	1,595	(1,595)		-		701	-		701
Total current assets	34,385	85,115	(76,074)		9,041		43,426	-		43,426
Noncurrent assets:
Total property and equipment, net	437,033	676,120	(261,971)		414,149	(c)	851,182	-		851,182
Equity investments	-	143,100	(143,100)		-		-	-		-
Investment in QRE Preferred Units, at cost			(168,076	)(e)
Derivative instruments	9,719	23,888	(8,209)		15,679	(b)	25,398	-		25,398
Deferred taxes	255	-	-		-		255	-		255
Deferred financing costs, net	2,573	-	-		-		2,573	2,000	(h)	4,573
Other long-term assets	-	26,127	(26,127)		-		-			-
Total noncurrent assets	449,580	869,235	(607,483)		429,828		879,408	2,000		881,408
Total assets	$483,965	$954,350	$(683,557)		$438,869		$922,834	$2,000		$924,834
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable (inc oil/gas sales)	$-	$19,934	$(19,934)		$-		$-	$-		$-
Due to affiliates	-	11,803	(11,803)		-		-	-		-
Current portion of asset retirement obligations	1,783	2,544	(1,319)		1,225	(d)	3,008	-		3,008
Derivative instruments	4,075	40,710	(36,955)		3,755	(b)	7,830	-		7,830
Accrued and other liabilities	10,540	39,724	(32,373)		7,351	(e)	17,891	-		17,891
Total current liabilities	16,398	114,715	(102,384)		12,331		28,729	-		28,729
Noncurrent liabilities:
Long-term debt	266,000	375,681	(148,681)		227,000	(e)	493,000	227,000	(g)	500,200
								(227,000	)(g)
								7,200	(h)

Derivative instruments	6,658	77,140	(68,953)		8,187	(b)	14,845	-		14,845
Asset retirement obligations	16,997	51,296	(28,021)		23,275	(d)	40,272	-		40,272
Other long-term liabilities	-	7,527	(7,527)		-		-	-		-
Total noncurrent liabilities	289,655	511,644	(253,182)		258,462		548,117	7,200		555,317
Commitments and contingencies
Partners' capital:
Predecessor's capital	-	13,071	(13,071)		168,076	(e)	168,076	(168,076	)(f)	-

Class C Convertible Preferred Units	-	-	-		-		-	311,000	(f)	311,000

General Partner	678	-	-		-		678	(143	)(f)	530
								(5	)(h)

Public common unitholders	304,936	-	-		-		304,936	(68,317	)(f)	234,133
								(2,486	)(h)

Affiliated common unitholders	(78,225)	-	-		-		(78,225)	(45,593	)(f)	(125,477)
								(1,659	)(h)

Subordinated unitholders	(49,477)	-	-		-		(49,477)	(28,871	)(f)	(79,398)
								(1,050	) (h)
Total partners' capital	177,912	13,071	(13,071)		168,076		345,988	(5,200)		340,788
Noncontrolling interest	-	314,920	(314,920)		-		-	-		-
Total liabilities and partners' capital	$483,965	$954,350	$(683,557)		$438,869		$922,834	$2,000		$924,834

See accompanying notes to the unaudited pro forma condensed financial statements.

QR ENERGY, LP
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2011
(In thousands, except per unit amounts)

	QR Energy, LP	Predecessor				QR Energy, LP
	Historical	Historical	Retained Operations (a)	Pro Forma Contribution		Pro Forma	Transaction Related Adjustments		Pro Forma As Adjusted
Revenues:
Oil and natural gas sales	$61,948	$154,397	$(87,760)	$66,637	(o)	$128,585	$-		$128,585
Processing and other	472	9,087	(8,791)	296	(o)	768	-		768
Total revenues	62,420	163,484	(96,551)	66,933		129,353	-		129,353
Operating Expenses:
Production expenses	17,551	60,074	(34,903)	25,171	(o)	42,722	-		42,722
Depreciation, depletion and amortization	17,211	36,698	(16,079)	20,619	(q)	37,830	-		37,830
Accretion of asset retirement obligations	557	2,163	(1,179)	984	(r)	1,541	-		1,541
Management fees	-	5,829	(5,829)	-		-	-		-
General and administrative	6,777	18,048	(7,708)	10,340	(s)	17,117	-		17,117
Total operating expenses	42,096	122,812	(65,698)	57,114		99,210	-		99,210
Operating income	20,324	40,672	(30,853)	9,819		30,143	-		30,143
Other (expense) income :
Equity in earnings of Ute Energy, LLC	-	(5,151)	5,151	-		-	-		-
Realized (losses) gains on commodity derivative contracts	(40,852)	(12,082)	12,082	-		(40,852)	-		(40,852)
Unrealized (losses) gains on commodity derivative contracts	16,732	(11,958)	15,463	3,505	(t)	20,237	-		20,237
Interest expense	(9,530)	(17,260)	11,633	(5,627	)(p)	(15,157)	(6,080	) (u)	(21,237)
Total other (expense) income, net	(33,650)	(46,451)	44,329	(2,122)		(35,772)	(6,080)		(41,852)
(Loss) income before income taxes	(13,326)	(5,779)	13,476	7,697		(5,629)	(6,080)		(11,709)
Income tax benefit/(expense), net	(91)	(547)	547	-		(91)	-		(91)
Net (loss) income	(13,417)	(6,326)	14,023	7,697		(5,720)	(6,080)		(11,800)
Less: Distribution on Class C Convertible Preferred Units	-	-	-	-		-	(7,000	) (v)	(7,000)
Net (loss) income available to other unitholders	(13,417)	$(6,326)	$14,023	$7,697		$(5,720)	$(13,080)		(18,800)
Less: general partner's interest in net loss	(13)								(19)
Limited partners' interest in net loss	$(13,404)								$(18,781)
Common unitholders' interest in net loss	$(10,694)								$(15,018)
Subordinated unitholders' interest in net loss	$(2,710)								$(3,763)
Net loss per limited partner unit:
Common unitholders (basic and diluted)	$(0.38)								$(0.53)
Subordinated unitholders (basic and diluted)	$(0.38)								$(0.53)
Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	28,518								28,518
Subordinated units (basic and diluted)	7,146								7,146

See accompanying notes to the unaudited pro forma condensed financial statements.

QR ENERGY, LP AND SUBSIDIARY
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2010
(In thousands, except per unit amounts)

	QR Energy, LP			QR Energy, LP
	Historical period from December 22 to December 31, 2010	Pro Forma Contribution from the Predecessor		Pro Forma	Transaction Related Adjustments		Pro Forma As Adjusted
Revenues:
Oil and natural gas sales	$3,014	$202,972	(o)	$205,986	$-		$205,986
Processing and other	-	989	(o)	989	-		989
Total revenues	3,014	203,961		206,975	-		206,975
Operating Expenses:
Production expenses	939	80,479	(o)	81,418	-		81,418
Depreciation, depletion and amortization	913	62,295	(q)	63,208	-		63,208
Accretion of asset retirement obligations	25	1,968	(r)	1,993	-		1,993
General and administrative	280	26,032	(s)	26,312	-		26,312
Total operating expenses	2,157	170,774		172,931	-		172,931
Operating income	857	33,187		34,044	-		34,044
Other (expense) income :
Realized (losses) gains on commodity derivative contracts	(289)	-		(289)	-		(289)
Unrealized gains (losses) on commodity derivative contracts	(7,405)	(855	) (t)	(8,260)	-		(8,260)
Interest expense, net	(304)	(549	) (p)	(853)	(12,160	) (u)	(13,013)
Total other (expense) income, net	(7,998)	(1,404)		(9,402)	(12,160)		(21,562)
(Loss) income before income taxes	(7,141)	31,783		24,642	(12,160)		12,482
Income tax benefit, net	42	-		42	-		42
Net (loss) income	(7,099)	31,783		24,684	(12,160)		12,524
Less: Distribution on Class C Convertible Preferred Units	-	-		-	(14,000	) (v)	(14,000)
Net (loss) income available to other unitholders	(7,099)	$31,783		$24,684	$(26,160)		(1,476)
Less: general partner's interest in net loss	(7)						(1)
Limited partners' interest in net loss	$(7,092)						$(1,475)
Common unitholders' interest in net loss	$(5,577)						$(1,160)
Subordinated unitholders' interest in net loss	$(1,515)						$(315)
Net loss per limited partner unit:
Common unitholders (basic and diluted)	$(0.21)						$(0.04)
Subordinated unitholders (basic and diluted)	$(0.21)						$(0.04)
Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	26,298						26,298
Subordinated units (basic and diluted)	7,146						7,146

See accompanying notes to the unaudited pro forma condensed financial statements.

PREDECESSOR PRO FORMA CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2010
(In thousands, except per unit amounts)

	Predecessor
	Historical	Additional Denbury Properties Historical period from January 1 to April 30, 2010 (i)	Melrose Properties Historical period from January 1, to December 21, 2010 (j)	Pro Forma Adjustments		Pro Forma before Retained Operations	Retained Operations (a)	Pro Forma Contribution to QR Energy, LP
Revenues:
Oil and natural gas sales	$251,846	$30,439	$15,769	$-		$298,054	$(95,082)	$202,972	(o)
Processing and other	9,061	-	-	-		9,061	(8,072)	989	(o)
Total revenues	260,907	30,439	15,769	-		307,115	(103,154)	203,961
Operating Expenses:
Production expenses	111,431	6,604	10,425	-		128,460	(47,981)	80,479	(o)
Depreciation, depletion and amortization	68,400	-	-	14,886	(k)	83,286	(20,991)	62,295	(q)
Accretion of asset retirement obligations	3,786	-	-	462	(l)	4,248	(2,280)	1,968	(r)
Management fees	10,799	-	-	-		10,799	(10,799)	-
General and administrative and other	32,772	-	-	2,575	(m)	35,347	(9,315)	26,032	(s)
Bargain purchase gain	(4,492)	-	-	-		(4,492)	4,492	-
Total operating expenses	222,696	6,604	10,425	17,923		257,648	(86,874)	170,774
Operating income	38,211	23,835	5,344	(17,923)		49,467	(16,280)	33,187
Other (expense) income :
Equity in earnings of Ute Energy, LLC	(69)	-	-	-		(69)	69	-
Realized gains on commodity derivative contracts	5,373	-	-	-		5,373	(5,373)	-
Unrealized losses on commodity derivative contracts	(3,694)	-	-	-		(3,694)	2,839	(855	) (t)
Gain on equity investment share issuance	4,064	-	-	-		4,064	(4,064)	-
Interest expense, net	(26,422)	-	-	(5,516	) (n)	(31,938)	31,389	(549	) (p)
Other expense	482	-	-	-		482	(482)	-
Total other (expense) income, net	(20,266)	-	-	(5,516)		(25,782)	24,378	(1,404)
(Loss) income before income taxes	17,945	23,835	5,344	(23,439)		23,685	8,098	31,783
Income tax (expense)/benefit, net	(108)	-	-	-		(108)	108	-
Net (loss) income	$17,837	$23,835	$5,344	$(23,439)		$23,577	$8,206	$31,783

See accompanying notes to the unaudited pro forma condensed financial statements.

QR ENERGY, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed balance sheet of QR Energy, LP (“QR Energy”) as of June 30, 2011, is based on the unaudited historical consolidated balance sheet of the QR Energy and includes pro forma adjustments to give effect to the second acquisition of a portion of the assets and liabilities owned by QR Energy’s sponsor Quantum Resources Funds (“QRF” or the “Fund”) for $350 million (par value) of convertible preferred units and the assumption of $227 million in debt of QRF as if the Transaction had occurred on June 30, 2011.

The unaudited pro forma condensed statements of operations of QR Energy are based on the unaudited historical consolidated statement of operations of QR Energy for the six months ended June 30, 2011 and the audited historical consolidated statement of operations of QR Energy and the Predecessor for the year ended December 31, 2010, after adjusting 2010 results for the Denbury and Melrose acquisitions prior to the date of purchase, and for both periods the Contribution of net assets, and the newly issued Class C Convertible Preferred Units, as described below.

The Statements of Revenues less Direct Operating Expenses related to the oil and natural gas properties acquired from QRF are reflective of oil and natural gas properties accumulated through a series of acquisitions, including the Predecessor’s acquisition of Denbury on May 14, 2010, and the Predecessor’s acquisition of Melrose on December 21, 2010.

The unaudited pro forma condensed financial statements give effect to the Denbury and Melrose acquisitions as follows:

•
Adjustments to reflect the depreciation, depletion and amortization of the oil and natural gas properties acquired using the full cost method of accounting and corresponding asset retirement obligations as though they were included in the oil and natural gas properties of the Predecessor beginning January 1, 2010 to the dates of acquisition; and

•
Adjustments to reflect the Predecessor incremental recurring general and administrative expenses associated with the administration of the oil and natural gas properties acquired related to the acquisitions.

The unaudited pro forma condensed financial statements give effect to the Transaction as follows:

•	The contribution by the Predecessor of selected oil and natural gas assets and liabilities and the related operations to QR Energy;

•
The contribution by the Predecessor of certain derivative contracts using market pricing at the end of each period, which is needed to manage exposure to oil and natural gas price volatility related to the production from the contributed oil and natural gas interests to QR Energy and interest rates;

•
The retention by the Predecessor of certain oil and natural gas interests and all other assets and liabilities not contributed to QR Energy including the investment by QRF in the Class C Convertible Preferred Units at cost and the $227 million reduction in QRF long-term debt; and

•
The issuance by QR Energy of 16,666,667 Class C Convertible Preferred Units at the $21 liquidation value per unit (less a $39 million discount for the 4% distribution rate increasing to 9% after three years) and the $227 million in assumed debt as total consideration for the net assets acquired from the Predecessor.

QR Energy, the Predecessor and QRF are entities under common control. As a result, the Transaction will be accounted for as a transaction between entities under common control whereby the assets and liabilities transferred will be recorded by QR Energy at the historical book value of QRF without any adjustments to current market values.

Note 2. Pro Forma Adjustments and Assumptions

Unaudited pro forma condensed balance sheet

The Contribution

(a)       Adjustments to reflect the assets, liabilities, revenues and expenses that will be retained by the Predecessor, and thus will not be contributed to QR Energy. The adjustment was based on either specific identification or an allocation by percentage of the relative fair value of the oil and natural gas assets contributed and the relative fair value of the oil and natural gas properties retained, as further explained in each footnote below. The allocation percentage was applied to the historic basis of each account.

(b)      Adjustment to reflect specifically identified commodity and interest rate derivative contracts to be contributed to QR Energy by the Predecessor.

(c)       Pro forma adjustment to reflect the oil and natural gas interests to be contributed to QR Energy by the Predecessor. The net book value of the Predecessor’s oil and gas properties, using the full cost method of accounting (for further discussion see the “Property and Equipment” note to audited historical consolidated financial statements, found elsewhere in this current report), have been allocated between QR Energy and the Predecessor based on a percentage of the relative fair value of the respective properties to be contributed to QR Energy and to be retained by the Predecessor applied to their net book value.

(d)      Pro forma adjustment to reflect the current and noncurrent asset retirement obligations associated with the oil and natural gas interests to be contributed to QR Energy by the Predecessor based on a detail listing of contributed wells.

(e)       Pro forma adjustment to reflect the $168.1 million net assets transferred from the Predecessor to QR Energy comprising $414.1 million in book value of oil and gas property and $12.8 million net asset position in derivatives net of the assumption of $227 million in long-term debt, $24.5 million in asset retirement obligations and $7.3 million in accrued liabilities before the effects of the issuance of the Class C Convertible Preferred Units to the Fund.

The Transaction

(f)       Pro forma adjustment to reflect net assets contributed of $168.1 million in exchange for the issuance of $311 million in Class C Convertible Preferred Units ($350 million at par value of $21.00 per unit less a $39 million discount for the increasing rate distributions). The $142.9 million excess of the Class C Convertible Preferred Units issued over the net asset received is allocated to the general partner’s, public common unitholders’, affiliated common unitholders’ and affiliated subordinated unitholders’ capital accounts.

(g)      Pro forma adjustment to reflect borrowings under QR Energy’s credit facility of $227 million and repayment of $227 million in long-term debt assumed from the Predecessor.

(h)      Pro forma adjustment to reflect estimated deferred financing costs of $2.0 million related to the arrangement of the amended revolving credit facility and other adjustments to reflect the estimated cost and expenses related primarily to the Transaction totaling approximately $5.2 million funded with additional borrowings of $7.2 million from QR Energy’s credit facility.

Unaudited pro forma statements of operations adjustments

The Denbury and Melrose Acquisitions

(i)        This column reflects the remaining Denbury Properties Revenues and Direct Operating Expenses that relate to the period prior to the date of acquisition in May 2010 (from January 1, 2010 to April 30, 2010) by the Predecessor. Historical lease operating statements by individual asset were used as the basis for the revenues and direct operating expenses.

(j)        This column reflects the Revenues and Direct Operating Expenses related to the Melrose assets for the period from January 1, 2010 through December 21, 2010, the period prior to the date of acquisition in 2010 by the Predecessor. Historical lease operating statements by individual asset were used as the basis for the revenues and direct operating expenses.

(k)       Pro forma adjustment to reflect additional depreciation, depletion and amortization of the Predecessor for the assets acquired by the Predecessor as part of the Denbury and Melrose acquisitions, as if the acquisitions had occurred on January 1, 2010 using QR Energy pro forma depletion cost per Boe times actual production as measured on a Boe basis.

(l)        Pro forma adjustment to reflect additional accretion of the discount of the asset retirement obligations of the Predecessor as if the Denbury and Melrose acquisitions had occurred on January 1, 2010.

(m)      Pro forma adjustment to reflect the additional personnel of the Predecessor to manage the assets acquired as part of the Denbury and Melrose acquisitions as if they had occurred on January 1, 2010.

(n)      Pro forma adjustment to reflect interest expense and amortization of financing fees on $598 million in borrowings by the Predecessor due in part to the Predecessor’s purchase of the Denbury and Melrose assets.

The Contribution

(o)      Pro forma adjustment to reflect the Revenues and Direct Operating Expenses associated with the oil and natural gas interests contributed to QR Energy by the Predecessor. These adjustments are based on the actual results of the properties designated to be contributed to QR Energy. Historical lease operating statements by individual asset were used as the basis for the revenues and direct operating expenses.

(p)      Pro forma adjustment to reflect the allocation of historical unrealized gains (losses) on interest rate hedging instruments transferred to QR Energy by the Predecessor at the closing of the Transaction based on a list of contracts to be transferred to QR Energy by the Predecessor.

(q)      Pro forma adjustment to reflect depreciation, depletion and amortization associated with oil and natural gas interests contributed to QR Energy by the Predecessor as if the transaction has occurred on January 1, 2010 based upon QR Energy’s share of allocated production per LOS statements times the pro forma average depletion cost per Boe after contribution of reserves.

(r)       Pro forma adjustment to reflect accretion of the discount of the asset retirement obligations attributable to the oil and natural gas interests to be contributed to QR Energy by the Predecessor as if the Contribution had occurred on January 1, 2010.

(s)       Pro forma adjustment to reflect an allocation of general and administrative expenses related to the oil and natural gas interests contributed to QR Energy by the Predecessor. This adjustment is based on our Predecessor’s historical general and administrative expense, allocated based on a percentage of production contributed and retained by the Predecessor.

(t)       Pro forma adjustment to allocate the historical unrealized gain (losses) on commodity derivative instruments contributed to QR Energy by the Predecessor. The adjustment is based upon a listing of actual contributed contracts priced at mark-to-market prices at the end of each period.

The Offering

(u)      Pro forma adjustment to reflect incremental interest expense at the 4.65% hedged rate on the increase in the revolver of approximately $234 million related to the $227 million in assumed debt and the amortization of additional deferred financing cost related to the amended loan arrangement.

(v)      Pro forma adjustment to reflect the 4% per annum (or $.84 per unit per year) payable on the 16,666,667 Class C Convertible Preferred Units issued to the Fund at par value of $21 per unit as if it had occurred on January 1, 2010. The imputed distribution is amortization of the $39 million present value discount at issuance due to the 4% distribution rate increasing to 9% after three years. The offset to the imputed interest expense will be an increase the net carrying amount of the Class C Convertible Preferred Units as recorded in the future.

Note 3. Pro Forma Net Income Per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the common unit holders, after deducting the general partner’s 0.1% interest in pro forma net income, by the number of weighted average common units and subordinated units outstanding at the closing of the Transaction. For purposes of the pro forma calculation, the actual aggregate number of common units and subordinated units were the same as reported for the basic and diluted per unit results for both periods ended as of December 31, 2010 and June 30, 2011 because the 16,666,667 equivalent common units resulting from the assumed conversion of the new Class C Convertible Preferred Units that were issued to the Fund for the Contributed Properties in connection with the closing of this transaction were anti-dilutive. All units were assumed to have been outstanding since January 1, 2010.

Note 4. Pro Forma Standardized Measure of Discounted Future Net Cash Flows

Supplemental reserve information (unaudited)

The following information summarizes the net estimated proved reserves of oil (including condensate and natural gas liquids) and natural gas and the present values thereof as of December 31, 2010 for the properties to be contributed to the Partnership at the closing of the Transaction. The following historical reserve information of our predecessor is based upon reports of the independent reserve engineering firm of Miller & Lents, Ltd., while the pro forma reserves that support the pro forma adjustments were derived from internally generated reserve information. The estimates are prepared in accordance with SEC regulations.

Management believes the reserve estimates presented herein, prepared in accordance with the standards set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. However, there are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree speculative, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may all differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. Therefore, the standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to our properties.

Standardized Measure of Future Net Cash Flows (unaudited)

The standardized measure of future net cash flows relating to estimated proved crude oil and natural gas reserves is presented below (in thousands):

	December 31, 2010
	Partnership Historical	Predecessor Historical	Predecessor Retained Operations1	Partnership Pro Forma
Future cash inflows	1,772,323	2,715,504	872,386	3,615,441
Future production and development costs	(737,789)	(1,302,795)	(480,953)	(1,559,631)
Future net cash flows	1,034,534	1,412,709	391,433	2,055,810
10% annual discount for estimated timing of cash flows	(536,122)	(691,684)	(168,575)	(1,059,231)
Standardized measure of discounted future net cash flows	498,412	721,025	222,858	996,579

(1)	Pro forma adjustments to reflect the reserve information and the future cash flows associated with the properties to be retained by the Predecessor based on a specific identification method.

The standardized measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

•	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

•
In accordance with SEC guidelines, the reserve engineers’ estimates of future net revenues from our proved properties and the present value thereof are made using oil and gas sales prices, based on the unweighted arithmetic average first-day-of-the-month prices for the prior 12 months and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations. Our estimated net proved reserves as of December 31, 2010 were determined using $74.52 per barrel of oil and $4.53 per MMBtu of natural gas. The Predecessor’s estimated net proved reserves as of December 31, 2010 were determined using $79.43 per barrel of oil and $4.38 per MMBtu of natural gas. As of December 31, 2010, the relevant average realized prices for QR Energy's oil, natural gas and NGLs were $85.58 per Bbl, $3.84 per Mcf and $60.42 per Bbl. As of December 31, 2010, the relevant average realized prices for the Predecessor’s oil, natural gas and NGLs were $76.48 per Bbl, $4.00 per Mcf and $46.43 per Bbl.

•
The future gross revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs.

•
The reports reflect the pre-tax present value of estimated proved reserves to be $996.6 million at December 31, 2010. GAAP requires us to further reduce these estimates by an amount equal to the present value of estimated income taxes that may be payable by us in future years to arrive at the Standardized Measure of discounted future net cash flows. The Partnership is not subject to income tax; rather, the income or loss of the Partnership is included in the income tax returns of the partners.